UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 6, 2008

PHARMACOPEIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Annual Incentive Compensation to Be Earned in 2008.   On February 6, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Pharmacopeia, Inc. (the “Company”) adopted the Pharmacopeia, Inc. 2008 Incentive Compensation Plan in which the Company’s principal executive officer, principal financial officer and named executive officers, among others, may participate.

The Compensation Committee also set the specific 2008 corporate objectives for the Company.  The specific corporate objectives relate to: progressing the Company’s DARA program and SARM program;  advancing an internal program into preclinical development; advancing the Company’s collaborative alliances; continuing to forward integrate the Company’s capabilities; and achieving specified financial parameters.  Performance against these objectives will be used to determine the amount of any cash bonus that may be paid to the Company’s executive officers and certain other employees.

The Pharmacopeia, Inc. 2008 Incentive Compensation Plan is attached to this Report as Exhibit 10.1.

Item 7.01. Regulation FD Disclosure

On February 12, 2008, the Company expects to make a presentation concerning its business at the BIO CEO & Investor Conference 2008 in New York, New York.  The materials to be utilized during the presentation are attached as Exhibit 99.1 to this report.

The information in this Item 7.01 of this report and Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
10.1	Pharmacopeia, Inc. 2008 Incentive Compensation Plan
99.1	Presentation Materials

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA, INC.

	By:	/s/ Stephen C. Costalas
Stephen C. Costalas, Executive Vice President, General Counsel and Secretary

Date: February 11, 2008

Exhibit Index

Exhibit Number	Description
10.1	Pharmacopeia, Inc. 2008 Incentive Compensation Plan
99.1	Presentation Materials